Exhibit 99.1

FIRST ALBANY REPORTS THIRD QUARTER 2006 RESULTS

ALBANY, NEW YORK, October 30, 2006 - First Albany Companies Inc. (NASDAQ: FACT) reported its financial results for the third quarter ending September 30, 2006, and will hold a conference call today at 4:30 P.M., EST (see dial-in information below).

First Albany’s 2006 third quarter net revenues from continuing operations were $21.6 million, compared to $33.7 million for the third quarter of 2005. Excluding investment gains and losses, net revenues from continuing operations were $25.1 million, down 24 percent compared to the same period in 2005. For the third quarter of 2006, the Company reported a loss from continuing operations before income taxes of $10.6 million compared to a loss of $3.6 million for the third quarter of 2005. The Company reported a net loss of $12.4 million, or $0.83 per diluted share, for the third quarter of 2006, compared to a net loss of $2.9 million, or $0.21 per diluted share, for the third quarter of 2005.

For the nine months ended September 30, 2006, First Albany’s net revenues from continuing operations were $88.0 million compared to $89.6 million for the same period in 2005. Excluding investment gains and losses, net revenues from continuing operations were $96.5 million, compared to $95.9 million for the first nine months of 2005. The Company reported a loss from continuing operations before income taxes of $26.2 million for the first nine months of 2006 compared to a loss from continuing operations of $18.5 million for the first nine months of 2005. The Company reported a net loss of $30.8 million, or $2.02 per diluted share, for the first nine months of 2006, compared to a net loss of $13.2 million, or $0.96 per diluted share, for the same period in 2005.

Business Highlights
•	Municipal sales and trading reported net revenue of $5.1 million for the third quarter of 2006, an increase of 53 percent compared to the same period a year ago.
•	Fixed Income Middle Markets reported net revenue of $2.9 million for the third quarter of 2006, an increase of 172 percent from the same period last year.
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As part of the Company’s strategy to liquidate its investments, the Company generated $8.4 million in proceeds from the sale of 435,000 shares of iRobot Corporation (NASDAQ: IRBT) in the third quarter. As of October 24th, the Company liquidated its remaining position in iRobot realizing an additional $6.4 million in proceeds for the month of October.

•	FA Technology Ventures invested $8.4 million and added three new portfolio companies for the third quarter of 2006.
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The Company made the decision to dispose of its convertible arbitrage advisory business, resulting in a charge of $1.6 million in the quarter related to the impairment of goodwill and related intangible assets.

“Through the end of the third quarter, we have generated $29.1 million in cash from the sale of our investments, which has allowed us to reduce our long-term debt to a manageable level,” said Peter McNierney, President and CEO of First Albany. “In the third quarter, we consolidated real estate, reported our convertible arbitrage advisory business in discontinued operations pending disposition and further reduced our support headcount. In addition to our focus on costs, we continue to make investments to position ourselves for a successful 2007. Along these lines, in the last two months we have hired three senior research analysts in the healthcare, technology and consumer growth sectors and three senior equity institutional sales persons.”

The following table presents the impact of significant items occurring during the quarter:

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in Thousands)	2006	2005	2006	2005
Loss from continuing operations before taxes	$(10,586)	$(3,558)	$(26,172)	$(18,465)
Employee severance and retention costs	1,655	109	8,466	2,148
Investment losses (gains)	3,571	(398)	8,518	6,247
Legal settlements	(57)	-	882	-
Office consolidation costs	1,047	949	1,791	1,336
Debt refinancing costs	-	-	935	-
	$(4,370)	$(2,898)	$(5,580)	$(8,734)

Net Revenues

Investment Banking
Investment Banking reported net revenue of $6.7 million compared to $14.1 million for the third quarter of 2005, a decrease of 53 percent. For the nine months ended September 30, 2006, Investment Banking net revenue was $36.1 million compared to $32.2 million for the same period in 2005, an increase of 12 percent.

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Equity Investment Banking net revenue was $3.5 million for the third quarter of 2006, which represented a decrease of 38 percent from the same period a year ago. During the quarter the Company acted as a manager on three public offerings, a placement agent on two private transactions, and an advisor on three transactions. For the nine months ended September 30, 2006, Equity Investment Banking net revenue was $22.0 million compared to $11.5 million for the same period in 2005.

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Fixed Income Investment Banking net revenue was $3.2 million for the third quarter of 2006, a decrease of 62 percent compared to the third quarter of 2005. The decrease in net revenues was principally the result of a decline in Public Finance underwriting activity. For the nine months ended September 30, 2006, Fixed Income Investment Banking net revenue was $14.1 million compared to $20.7 million for the same period in 2005.

Institutional Sales & Trading
Institutional Sales & Trading net revenue was $18.3 million for the third quarter of 2006 compared to $18.1 million for the third quarter of 2005. For the nine months ended September 30, 2006, Institutional Sales & Trading net revenue was $60.3 million, compared to $57.6 million for the same period in 2005.

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Equity Sales & Trading net revenue for the third quarter of 2006 was $7.1 million compared to $10.4 million for the third quarter of 2005, a decrease of 32 percent. For the nine months ended September 30, 2006, Equity Sales and Trading net revenue was $27.5 million compared to $31.6 million for the same period in 2005. Declines in customer activity and pressure on overall commission rates for both listed and NASDAQ were partially offset by improved trading loss ratios related to market-making activities in both groups.

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Mortgage-backed net revenue was relatively unchanged at $3.2 million for the third quarter of 2006 compared to the same period in 2005. For the nine months ended September 30, 2006, mortgage-backed net revenue was $15.0 million compared to $12.2 million for the same period in 2005.

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Municipal sales & trading net revenue of $5.1 million for the third quarter increased 53 percent or $1.8 million compared to the third quarter of 2005.  For the nine months ended September 30, 2006, municipal sales & trading net revenue was $13.7 million compared to $9.4 million for the same period in 2005.

•
Fixed Income Middle Markets net revenue of $2.9 million for the third quarter represented an increase of $1.8 million compared to the same period in 2005. For the nine months ended September 30, 2006, Fixed Income Middle Markets net revenues were $4.2 million compared to $4.3 million for the first nine months of 2005.

Other
Other net revenue decreased $4.0 million for the third quarter of 2006 compared to the same period in 2005, driven by a decrease in the value of the firm’s investment portfolio. For the nine months ended September 30, 2006, Other net revenues were a loss of $6.7 million compared to a loss of $1.8 million for the same period in 2005, a decrease of $4.9 million.  The decline in Other net revenue was the result of an increase in losses related to the Company’s investment portfolio of $2.3 million and a reduction in fee and net interest income of $2.7 million.

Expenses

•
Non-interest operating expenses of $32.2 million for the third quarter 2006 decreased 14 percent or $5.1 million from the third quarter of 2005. For the nine months ended September 30, 2006, non-interest operating expenses were $114.2 million, six percent higher than in the same period in 2005.

•
Compensation and benefits expenses in the 2006 third quarter were $21.5 million, compared to $25.8 million for the third quarter of 2005. A decline in incentive related compensation of $5.2 million as a result of lower net revenues was offset by an accrual of $0.8 million for the Company’s retention program. Compensation and benefits for the first nine months of 2006 was $81.9 million compared to $74.6 million for the year ago period. Results for the first nine months of 2006 include $6.8 million in costs related to the Company’s retention program. Average full time headcount for continuing operations was down 13 percent and 10 percent year-over-year for the three and nine months ending September 30, 2006, respectively.

•
Non-compensation expenses in the third quarter of 2006 were $10.7 million, compared to $11.4 million in the third quarter of 2005. Results for the quarter included a $1.0 million expense associated consolidating the Company’s existing office space. For the first nine months of 2006, non-compensation expenses were $32.3 million compared to $33.5 million for the same period in 2005.

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The Company did not recognize any income tax benefit in the third quarter of 2006 due to the valuation allowance related to the Company’s deferred tax asset.  The valuation allowance was recorded as a result of uncertainties as to the realization of the deferred tax asset and after weighing all positive and negative evidence, including the Company’s history of cumulative losses over at least the past two years and the difficulty of forecasting future taxable income.  Income tax benefit from continuing operations was $1.6 million for the 2005 third quarter and $8.1 million for the nine months ended September 30, 2005.

First Albany Companies
Operational Highlights
(Unaudited)
	Three Months Ended September 30			Nine Months Ended September 30
	2006	2005	2006 V 2005	2006	2005	2006 V 2005
(Dollars in Thousands)
Net Revenues:

Equities	$10,601	$15,996	-34%	$49,501	$43,173	15%
Fixed Income	13,560	16,297	-17%	45,215	48,219	-6%
Other	(2,596)	1,391	-287%	(6,698)	(1,779)	-277%

Total	$21,565	$33,684	-36%	$88,018	$89,613	-2%

Pre-Tax Operating Income (Loss):

Equities	$(985)	$(389)	-153%	$2,782	$(5,188)	154%
Fixed Income	1,560	2,359	-34%	5,342	9,801	-45%
Other	(11,161)	(5,528)	-102%	(34,296)	(23,078)	-49%

Total	$(10,586)	$(3,558)	-198%	$(26,172)	$(18,465)	-42%

Capital Markets (Fixed Income & Equities)

	Three Months Ended September 30			Nine Months Ended September 30
	2006	2005	2006 V 2005	2006	2005	2006 V 2005
(Dollars in Thousands)
Net Revenues:

Institutional Sales & Trading
Equities	$7,112	$10,387	-32%	$27,456	$31,605	-13%
Fixed Income	11,194	7,671	46%	32,886	25,985	27%

Total Institutional Sales & Trading	18,306	18,058	1%	60,342	57,590	5%

Investment Banking
Equities	3,474	5,594	-38%	22,034	11,508	91%
Fixed Income	3,230	8,520	-62%	14,102	20,659	-32%

Total Investment Banking	6,704	14,114	-53%	36,136	32,167	12%

Net Interest/Other Income	(849)	121	-802%	(1,762)	1,635	-208%

Total Net Revenues	$24,161	$32,293	-25%	$94,716	$91,392	4%

Note: Does not include Discontinued Operations

Shareholders’ Equity
Shareholders’ equity as of September 30, 2006 was $62.4 million, compared to $72.8 million at June 30, 2006. Book value per share as of September 30, 2006 was $4.20, as compared to $4.92 at June 30, 2006.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. The Company has utilized a non-GAAP calculation of operating income that is adjusted to aid in understanding and analyzing our financial results in the third quarter of 2006. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business. Our reference to these measures should not, however, be considered a substitute for results that are presented in a manner consistent with GAAP.

Conference Call Information
First Albany Companies will hold a conference call today, October 30, 2006, at 4:30 P.M. (EST). This call will be webcast and can be accessed on the Investor Relations portion of the First Albany Companies website at www.firstalbany.com, as well as being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. To participate on the call, please dial 800.362.0571 and request the First Albany earnings call. A recording of the call will be available for seven days by dialing 888.269.5322.

About First Albany
First Albany Companies Inc. (NASDAQ:FACT) is an independent investment bank that serves the institutional market, state and local governments and the growing corporate middle market by providing clients with strategic, research-based investment opportunities, as well as advisory and financing services. First Albany offers a diverse range of products through its Equities and Municipal Capital Markets divisions, as well as through Descap Securities Inc., its MBS/ABS trading subsidiary, and FA Technology Ventures Inc., its venture capital division. First Albany maintains offices in major business and commercial markets.

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This press release contains "forward-looking statements,” which are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company's services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. These statements are not historical facts but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.

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FOR ADDITIONAL INFORMATION
PLEASE CONTACT:

C. Brian Coad
Chief Financial Officer
First Albany Companies
212.273.7120
518.447.8500

FIRST ALBANY COMPANIES INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands of dollars except for per share amounts and shares outstanding)	2006	2005	2006	2005
Revenues:
Commissions	$2,643	$4,348	$9,562	$13,533
Principal transactions	14,846	13,725	50,179	44,662
Investment banking	7,640	14,346	37,344	32,322
Investment gains / (losses)	(3,571)	398	(8,518)	(6,247)
Interest	3,092	3,806	9,713	11,253
Fees and other	344	457	1,579	2,919
Total revenues	24,994	37,080	99,859	98,442
Interest expense	3,429	3,396	11,841	8,829
Net revenues	21,565	33,684	88,018	89,613
Expenses (excluding interest):
Compensation and benefits	21,493	25,842	81,929	74,600
Clearing, settlement and brokerage costs	1,546	2,333	5,033	7,025
Communications and data processing	2,945	3,131	8,902	9,412
Occupancy and depreciation	3,379	3,213	8,474	8,184
Selling	992	1,470	3,732	4,564
Other	1,796	1,253	6,120	4,293
Total expenses (excluding interest)	32,151	37,242	114,190	108,078
Loss before income taxes	(10,586)	(3,558)	(26,172)	(18,465)
Income tax benefit	-	(1,600)	-	(8,079)
Loss from continuing operations	(10,586)	(1,958)	(26,172)	(10,386)
Loss from discontinued operations, net of taxes	(1,840)	(953)	(5,073)	(2,775)
Loss before cumulative effect	(12,426)	(2,911)	(31,245)	(13,161)
Cumulative effect of accounting change, net of taxes	-	-	427	-
Net loss	$(12,426)	$(2,911)	$(30,818)	$(13,161)

Per share data:
Basic earnings:
Continued operations	$(0.71)	$(0.14)	$(1.72)	$(0.76)
Discontinued operations	(0.12)	(0.07)	(0.33)	(0.20)
Cumulative effect of accounting change	-	-	0.03	-
Net loss	$(0.83)	$(0.21)	$(2.02)	$(0.96)
Diluted earnings:
Continued operations	$(0.71)	$(0.14)	$(1.72)	$(0.76)
Discontinued operations	(0.12)	(0.07)	(0.33)	(0.20)
	-	-	0.03	-
Net loss	$(0.83)	$(0.21)	$(2.02)	$(0.96)

Weighted average common and common equivalent shares outstanding:
Basic	14,899,504	13,973,462	15,226,530	13,699,739
Dilutive (a)	14,899,504	13,973,462	15,226,530	13,699,739

(a) For the three months and nine months ended September 30, 2006, the Company excluded approximately 0.3 million and 0.3 million common stock equivalents, respectively, in its computation of dilutive earnings per share because they were anti-dilutive. Also, for the three months and nine months ended September 30, 2005, the Company excluded approximately 0.8 million and 0.9 million common stock equivalents, respectively, in its computation of dilutive earnings per share because they were anti-dilutive.